Company Contact: Gary Atkinson (954) 596 - 1000 GaryAtkinson at singingmachine.com www.singingmachine.com
FOR IMMEDIATE RELEASE

Singing Machine Announces Hire of General Counsel.

Coconut Creek, FL, April 24, 2008 -- The Singing Machine Company (“Singing Machine” or the “Company”) (AMEX: SMD) proudly announces the naming of Gary Atkinson to the position of General Counsel. Gary is a licensed attorney in the State of Georgia and is currently seeking admission to the Florida State Bar. He will be joining Singing Machine’s Executive Team and will be responsible for Sarbanes-Oxley compliance, dispute resolutions and special projects. Gary received his Bachelors Degree in Economics from the University of Rochester. He was awarded a dual-degree J.D./M.B.A. degree from Case Western Reserve University School of Law and Weatherhead School of Management. He brings a unique ability to handle the legal and transactional demands of the Company together with a solid understanding of business and accounting methods.

Tony Handal, CEO commented; “Gary has been working with the Company since the end of last year on our Sarbanes-Oxley compliance. During that time, I have handed key projects off to him and have been impressed with the results. Gary brings an added dimension to the existing Executive Team that has been lacking. His energy, education and skill provide a much needed boost to our Company’s infrastructure.”

About The Singing Machine
Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, Bratz, SoundX and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Australia.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 30, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the remaining periods of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.